UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2021

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 rue Saint-Dominique, Paris, France 75007

5599 San Felipe, Houston, Texas U.S.A. 77056 (address)

62 Buckingham Gate, London, United Kingdom SW1E 6AJ

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	SLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2021 Annual General Meeting of Stockholders (the “Annual Meeting”) of Schlumberger Limited (Schlumberger N.V.), a Curaçao corporation (“Schlumberger”), was held on April 7, 2021. At the Annual Meeting, the stockholders of Schlumberger:

•	Item 1—elected all eight director nominees;

•	Item 2—approved, on an advisory basis, Schlumberger’s executive compensation;

•

Item 3—approved Schlumberger’s consolidated balance sheet as at December 31, 2020, its consolidated statement of income for the year ended December 31, 2020, and the declarations of dividends by Schlumberger’s Board of Directors in 2020 as reflected in its 2020 Annual Report to Stockholders;

•	Item 4—ratified the appointment of PricewaterhouseCoopers LLP as the independent auditors of Schlumberger for 2021;

•	Item 5—approved the amendment and restatement of the 2017 Schlumberger Omnibus Stock Incentive Plan;

•	Item 6—approved the amendment and restatement of the Schlumberger Discounted Stock Purchase Plan; and

•	Item 7—approved the amendment and restatement of the 2004 Stock and Deferral Plan for Non-Employee Directors.

The proposals are described in detail in Schlumberger’s definitive proxy statement for the Annual Meeting, which was filed with the SEC on February 25, 2021 (the “Definitive Proxy Statement”).

The results are as follows:

Item 1—Election of Directors

All director nominees were elected at the Annual Meeting.

	For	Against	Abstain	Broker Non-votes
Patrick de La Chevardière	975,827,493	6,403,484	1,245,701	133,048,756
Miguel M. Galuccio	969,215,813	13,033,557	1,227,308	133,048,756
Olivier Le Peuch	970,547,120	11,483,705	1,445,853	133,048,756
Tatiana A. Mitrova	975,805,781	6,152,218	1,518,680	133,048,756
Maria Moræus Hanssen	962,204,882	19,610,047	1,661,749	133,048,756
Mark G. Papa	958,220,225	24,055,754	1,200,699	133,048,756
Henri Seydoux	871,305,295	110,793,391	1,377,992	133,048,756
Jeff W. Sheets	960,657,976	21,578,294	1,240,408	133,048,756

Item 2—Advisory Resolution to Approve Executive Compensation

The advisory resolution to approve Schlumberger’s executive compensation, as described in the Definitive Proxy Statement, was approved with approximately 94.6% of the votes cast at the Annual Meeting voting in favor of the advisory resolution.

For	Against	Abstain	Broker Non-votes
924,960,089	52,970,583	5,546,006	133,048,756

Item 3—Financial Statements and Dividends

The proposal to approve Schlumberger’s consolidated balance sheet as at December 31, 2020, its consolidated statement of income for the year ended December 31, 2020, and the declarations of dividends by Schlumberger’s Board of Directors in 2020 as reflected in its 2020 Annual Report to Stockholders, as described in the Definitive Proxy Statement, was approved with approximately 99.7% of the votes cast at the Annual Meeting voting for the proposal.

For	Against	Abstain	Broker Non-votes
1,109,880,204	2,803,697	3,841,534	—

Item 4—Independent Registered Public Accounting Firm

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of Schlumberger for 2021, as described in the Definitive Proxy Statement, was approved with approximately 95.3% of the votes cast at the Annual Meeting voting for the proposal.

For	Against	Abstain	Broker Non-votes
1,062,075,862	52,933,325	1,516,247	—

Item 5—Amendment and Restatement of 2017 Schlumberger Omnibus Stock Incentive Plan

The proposal to approve the amendment and restatement of the 2017 Schlumberger Omnibus Stock Incentive Plan, as described in the Definitive Proxy Statement, was approved with approximately 96.7% of the votes cast at the Annual Meeting voting for the proposal.

For	Against	Abstain	Broker Non-votes
950,733,520	30,499,259	2,243,899	133,048,756

Item 6—Amendment and Restatement of Schlumberger Discounted Stock Purchase Plan

The proposal to approve the amendment and restatement of the Schlumberger Stock Purchase Plan, as described in the Definitive Proxy Statement, was approved with approximately 99.3% of the votes cast at the Annual Meeting voting for the proposal.

For	Against	Abstain	Broker Non-votes
976,698,195	5,078,233	1,700,250	133,048,756

Item 7—Amendment and Restatement of 2004 Stock and Deferral Plan for Non-Employee Directors

The proposal to approve the amendment and restatement of the 2004 Stock and Deferral Plan for Non-Employee Directors, as described in the Definitive Proxy Statement, was approved with approximately 97.1% of the votes cast at the Annual Meeting voting for the proposal.

For	Against	Abstain	Broker Non-votes
955,373,583	26,509,955	1,593,140	133,048,756

Item 9.01 Exhibits.

(d)	Exhibits

The exhibits listed below are filed pursuant to Item 9.01 of this Form 8-K.

10.1	Schlumberger 2017 Omnibus Stock Incentive Plan, as amended and restated effective January 21, 2021.

10.2	Schlumberger Discounted Stock Purchase Plan, as amended and restated effective January 1, 2021.

10.3	Schlumberger Limited 2004 Stock and Deferral Plan for Non-Employee Directors, as amended and restated effective January 21, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER LIMITED

/s/ Saul R. Laureles
Saul R. Laureles
Assistant Secretary

Date: April 7, 2021